Amended and Restated

                              Revolving Credit Note

$9,500,000                                     Knoxville, Tennessee
                                                     April 30, 1996


      FOR VALUE RECEIVED, PLASTI-LINE, INC., CARTER-MIOT, INC. and AMERICAN SIGN AND MARKETING SERVICES, INC., each a Tennessee corporation (collectively, the "Borrower"), hereby promise, jointly and severally, to pay to the order of NATIONAL CITY BANK, KENTUCKY, a national banking association (the "Bank"), at the office of SunTrust Bank, East Tennessee, N.A., as Loan Administrator (the "Loan Administrator"), at 700 Hill Avenue, Knoxville, Tennessee 37915, on the dates provided in the Credit Agreement dated as of the date hereof among the Borrower, the Loan Administrator and the Banks described therein (the "Credit Agreement"), but in no event later than the Commitment Termination Date, in lawful money of the United States of America, in immediately available funds, the principal amount of NINE MILLION FIVE HUNDRED THOUSAND DOLLARS ($9,500,000) or, if less than such principal amount, the aggregate unpaid principal amount of the Loans (as defined in the Credit Agreement) made by the Bank to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Article I of the Credit Agreement. Capitalized terms used herein, but not defined herein, shall have the meanings set forth in the Credit Agreement.

      The Borrower promises to pay interest, payable on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

      The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be evidenced by the books and records of the Loan Administrator and the Bank.

      This Note is one of the Notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of Tennessee. This Note amends and restates (a) the Amended and Restated Revolving Credit Note dated February 29, 1996 made by Plasti-Line payable to SunTrust in the principal amount of $3,000,000 and (b) the Amended and Restated Revolving Credit Note dated November 2, 1995 made by Plasti-Line payable to SunTrust in the principal amount of $16,000,000.

      IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their duly authorized officers as of the day and year first above written.

                               PLASTI-LINE, INC.


                               By: /s/ Mark J. Deuschle
                                    Mark J. Deuschle
                               Title:  Vice President-Finance


                               CARTER-MIOT, INC.


                               By: /s/ Mark J. Deuschle

                               Title: Secretary - Treaurer


                               AMERICAN SIGN AND MARKETING
                               SERVICES, INC.


                               By: /s/ Mark J. Deuschle

                               Title: Secretary


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